[EXHIBIT 10.1.20]

                   LAW OFFICES OF SUANNE I. HONEY
                          Attorney at Law
                    12371 Lewis St., Suite 103
                    Garden Grove, CA 92840-4687
                      Telephone (714) 703-2000
                      Facsimile (714) 259-1554

                          November 16, 2004


John Daly and Larry Lottman               SENT VIA FACSIMILE ONLY
F.A.M.E.                                  Fax No. (323) 904-5201
5776 Wilshire Blvd., Suit 1690
Los Angeles, California 90036

In re: Dispute between Michael Criscione and FAME

A dispute has arisen between Michael Criscione and FAME regarding
19.6 acres of real property located in Riverside, California, (APN 747-240-210-008, 027). Myrob Properties, Inc. held a 50 percent interest in the above-described property and arguably another 50 percent interest which was previously transferred to either Kirk Mulhearn, Kirk Mulhearn, Inc., Divine Legacy Holdings and/or One Chance Productions, LLC. Michael Criscione has a right of ownership to 13.5 million shares of stock (in addition to 4.5 million shares of stock not released to this agreement). In order to settle the differenes between the parties, Michael Crisione agrees to assign all his right, title and interest in the 13.5 million shares of stock back to FAME. FAME agrees to waive any right title and interest in any portion of the above-described real property. Michael Criscione covenants and warrants that he has not assigned any interests to the 13.5 million shares of stock to any other individial and/or entity.
FAME warrants and covenants that it has not assigned any interest to the above-described real property to any other individual and/or entity.
Each party agrees to this agreement and will operate to bind any and all heirs, assigns, agents and/or representatives to each party. Each party has had an opportunity to review this agreement and to make any changes to the agreement. As such, each party agrees to waive any and all rights to attach this agreement by an assertion of any ambiguities imputed to the drafter of the agreement. This agreement may not be amended absent further written agreement. This agreement does not resolve all issues between the parties but only addresses the issues related to the 19.6 acres more fully above described and the 13.5 million shares of stock. FAME waives any and all rights, duties and interests it may have with relation to the movie
"The Biggest Fan".

(JD)  This agreement extinguishes any and all real estate covenants between
(LL)  the parties, and this agreement is not valid without this provision.
(MC)

                                           Dated: 11/16/04
                                                  --------

/s/John Daly                             /s/Larry Lottman
-----------------------------            ----------------------------
John Daly, President                     Larry Lottman, Secretary and
and authorized agent for FAME            Vice-President of FAME


Dated:                                   /s/Michael Criscione
       -----------------                 ----------------------------
                                         Michael CRiscione


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